EXHIBIT (10)(j)
                                                          ______________ , 1997


Harvey E. Deutsch, President
Gateway American Properties Corporation
9145 East Kenyan Avenue, Suite 200
Denver, Colorado 80237

      Re:   Merger and Acquisition Agreement

Gentlemen:

      You have agreed that Barron Chase Securities, Inc., (the "Finder") may act as a non-exclusive finder or financial consultant for you in various transactions in which Gateway American Properties Corporation (the "Company") may be involved, such as mergers, acquisitions, joint ventures, debt or equity placements and similar or other on-balance or off-balance sheet corporate finance transactions. The Company hereby agrees that in the event that the Finder shall first introduce to the Company another party or entity, and that as a result of such introduction, a transaction between such entity and the Company is consummated ("Consummated Transaction"), then the Company shall pay to the Finder a finder's fee as follows:

            a.    Five   percent  (5%)   of   the   first   $1,000,000   of  the
            consideration paid in such transaction;

            b.    Four   percent  (4%)  of  the   consideration   in  excess  of
            $1,000,000 and up to $2,000,000;

            c.    Three   percent (3%)  of  the   consideration   in  excess  of
            $2,000,000 and up to $3,000,000;

            d. Two percent (2%) of any consideration in excess of $3,000,000 and up to $4,000,000; and

            e.    One percent (1%) of any consideration in excess of $4,000,000.

      The fee due the Finder shall be paid by the Company in cash and/or in stock at the closing of the Consummated Transaction as mutually agreed between the Company and the Finder, without regard to whether the Consummated Transaction involves payments in cash, in stock, or a combination of stock and cash, or is made on an installment sale basis. By way of example, if the Consummated Transaction involves securities of the acquiring entity (whether securities of the Company, if the Company is the acquiring party, or securities of another entity, if the Company is the selling party) having a value of $5,000,000, the consideration to be paid by the Company to the Finder at closing shall be $150,000.

      However, both parties agree that it is the purpose of the Company to use the proceeds of the offering in the acquisition, merger, purchase of shares or any other kind of association with foreign companies as described in the prospectus. To the extent that the Company has any prior relationships with such foreign companies these foreign companies are specifically excluded from this Agreement.

      In the event that for any reason the Company shall fail to pay to the Finder all or any portion of the finder's fee payable hereunder when due, interest shall accrue and be payable on the unpaid balance due hereunder from the date when first due through and including that date when actually collected by the Finder, at a rate equal to two (2) points over the prime rate of Citibank, N.A. in New York, New York, computed on a daily basis and adjusted as announced from time to time.

      This agreement shall be effective on the date hereof and shall expire on the fifth anniversary of the date hereof.

      Notwithstanding anything herein to the contrary, if the Company shall, within 180 days immediately following the termination of the five year period provided above, conclude a Consummated Transaction with any party introduced by the Finder to the Company prior to the termination of said five year period, the Company shall also pay the Finder the fee determined above.

      The Company represents and warrants to the Finder that the engagement of the Finder hereunder has been duly authorized and approved by the Board of Directors of the Company and this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

      This agreement has been executed and delivered in the State of Florida and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder.

      This agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned.

      Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                          Very truly yours,

                                          BARRON CHASE SECURITIES, INC.


                                          BY: _________________________________
                                          Robert T. Kirk, President


Agreed to and Accepted:

GATEWAY AMERICAN PROPERTIES CORPORATION


By:____________________________________
   Harvey E. Deutsch, President